As filed with the Securities and Exchange Commission on August 28, 2001
                                                       Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                          IMCLONE SYSTEMS INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)


               Delaware                                       04-2834797
   (State or other jurisdiction of                         (I.R.S. Employer
    incorporation or organization)                       Identification No.)

                               180 Varick Street
                            New York, New York 10014
          (Address including zip code of Principal Executive Offices)



                          IMCLONE SYSTEMS INCORPORATED
                1998 NON-QUALIFIED STOCK OPTION PLAN, AS AMENDED

                            -----------------------
                            (Full title of the plan)
                            -----------------------

                               Catherine M. Vaczy
                           Vice President, Legal and
                           Associate General Counsel
                          ImClone Systems Incorporated
                               180 Varick Street
                            New York, New York 10014
                                 (212) 645-1405
                            -----------------------
            (Name, address including zip code and telephone number,
                   including area code, of agent for service)
                            -----------------------

                                    Copy to:
                                 Andrew Stumpff
                             Davis Polk & Wardwell
                              450 Lexington Avenue
                              New York, N.Y. 10017
                                  212-450-4000






                                      CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                               Proposed
                                                                Maximum         Proposed Maximum
         Title of Each Class              Amount to be     Offering Price Per       Aggregate           Amount of
   of Securities to be Registered         Registered(1)         Unit (2)       Offering Price (2)   Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value               4,000,000      $     45.59         $   182,360,000     $     45,590
====================================================================================================================

(1) Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of computing the registration fee, based on the average of the high and low prices of the securities being registered hereby on the NASDAQ National Market on August 22, 2001.

                                EXPLANATORY NOTE

     Registration Statements were filed on Form S-8 on September 30, 1998 (Registration No. 333-64827) and February 11, 2000 (Registration No. 333-30172) (collectively, the "Prior Registration Statements"), to register under the Securities Act of 1933, as amended, among other things, 1,000,000 shares of Company common stock, par value $.001 per share (the "Common Stock") and 2,000,000 shares of Company Common Stock, respectively, issuable by us under the ImClone Systems Incorporated 1998 Non-Qualified Stock Option Plan, As Amended (the "Plan"). Due to a 2-for-1 stock split effected by the Company on October 16, 2000, the shares currently registered under the Prior Registration Statements are 2,000,000 and 4,000,000, respectively. This Registration Statement on Form S-8 has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of 1933 of an additional 4,000,000 shares of our Common Stock issuable upon stock options granted, or to be granted, under the Plan at any time or from time to time after the date hereof under the Plan. Pursuant to General Instruction E to Form S-8, the Company hereby incorporates herein by reference the contents of the Prior Registration Statements.

                            SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(i) under the Securities Act of 1933, as amended. Such documents are not required to be, and are not being, filed by the Company with the Securities and Exchange Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933, as amended. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.


                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3. Incorporation of Documents by Reference.

     The following documents which have heretofore been filed by ImClone Systems Incorporated, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

     2. All reports filed pursuant to 13(a) or 15(d) of the Exchange Act since December 31, 2000.

     3. The description of the Company's Common Stock, par value $.001 per share, contained in its Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to collectively as the "Incorporated Documents").

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained therein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable; see Item 3(3) above.

Item 5. Interest of Named Experts and Counsel.

     Certain legal matters with respect to the offering of the shares of Company Common Stock registered hereby have been passed upon by Catherine M. Vaczy, Vice President, Legal and Associate General Counsel of the Company. Ms. Vaczy owns Company Common Stock and holds employee stock options to purchase Company Common Stock.

Item 6. Indemnification of Directors and Officers.

     The Company's Certificate of Incorporation and Bylaws set forth the extent to which officers and directors of the Company may be indemnified against any liabilities which they may incur. The general effect of such provisions is that, on the terms and conditions set forth in the Company's Certificate of Incorporation and Bylaws, any person made a party or threatened to be made a party to an action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving as a director, officer, employee or agent of another corporation or other enterprise at the request of the Company, shall be indemnified by the Company against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred or suffered by him or her in connection with such action, suit or proceeding, to the full extent permitted under the laws of the State of Delaware; provided, however, that, subject to certain limited exceptions, the Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the Company. The Company's Certificate of Incorporation gives the Board of Directors of the Company the authority to extend such indemnification to employees and other agents of the Company as well.

     The general effect of the indemnification provisions contained in Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") is as follows: A director or officer who, by reason of such directorship or officership, is involved in any action, suit or proceeding (other than an action by or in the right of the corporation) may be indemnified by the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe that his or her conduct was unlawful. A director or officer who, by reason of such directorship or officership, is involved in any action or suit by or in the right of the corporation may be indemnified by the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that a court of appropriate jurisdiction shall approve such indemnification.

     The Company's Certificate of Incorporation provides that, to the maximum extent permitted under the DGCL, a director of the Company shall not be personally liable to the Company or to any of its stockholders for monetary damages for breach of fiduciary duty as a director of the Company. Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision that eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.



       Exhibit
       Number         Description
       -------        -----------
         4.1          Certificate of Incorporation, as amended through December
                      31, 1998 (filed as Exhibit 3.2 to the Company's Quarterly
                      Report on Form 10-Q for the quarter ended June 30,
                      1997).*
         4.2          Amendment dated June 4, 1999 to the Company's Certificate
                      of Incorporation, as amended (filed as Exhibit 3.1A to
                      the Company's Quarterly Report on Form 10-Q for the
                      quarter ended June 30, 1999).*
         4.3          Amendment dated June 12, 2000 to the Company's Certificate of Incorporation, as amended (filed as Exhibit 3.1A to
                      the Company's Quarterly Report on Form 10-Q for the
                      quarter ended June 30, 2000).*
         4.4          Amended and Restated Bylaws of the Company (filed as
                      Exhibit 3.2 to the Company's Current Report on Form 8-K
                      dated January 21, 1998).*
         5.1          Opinion of Catherine M. Vaczy, Esq.
        23.1          Consent of  KPMG LLP.
        23.2          Consent of Catherine M. Vaczy, Esq. (Included in Exhibit
                      5.1)
        24.1          Power of Attorney (Included on signature pages to this
                      Registration Statement).
        99.1          ImClone Systems Incorporated 1998 Non-Qualified Stock
                      Option Plan, As Amended (filed as Exhibit 99.3 to the
                      Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000).*

                      --------------------------
                      *Incorporated herein by reference

Item 9. Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 27th day of August, 2001.

                                   IMCLONE SYSTEMS INCORPORATED


                                   By:/s/ Samuel D. Waksal
                                      -----------------------------------------
                                   Name: Samuel D. Waksal
                                   Title: President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on August 27, 2001. Each person whose individual signature appears below hereby authorizes Samuel D. Waksal, Harlan W. Waksal and John B. Landes, or any of them, to execute in the name and on behalf of each such person and to file any amendment to this Registration Statement, and appoints Samuel D. Waksal, Harlan W. Waksal and John B. Landes, or any of them, as attorney-in-fact to sign on his behalf individually and in each capacity stated below, and to file any amendments to this Registration Statement, including any and all post-effective amendments.


              Signature                                   Title
              ---------                                   -----

/s/ Robert F. Goldhammer
--------------------------------------    Chairman of the Board and Director
Robert F. Goldhammer


/s/ Samuel D. Waksal
--------------------------------------    President, Chief Executive Officer and
Samuel D. Waksal                          Director (Principal Executive Officer)


/s/ Harlan W. Waksal
--------------------------------------    Executive Vice President, Chief
Harlan W. Waksal                          Operating Officer and Director


/s/ Daniel S. Lynch
--------------------------------------    Vice President of Finance and Chief
Daniel S. Lynch                           Financial Officer (Principal Financial
                                          and Accounting Officer)


/s/ Arnold J. Levine
--------------------------------------    Director
Arnold J. Levine


/s/ Vincent T. DeVita, Jr.
--------------------------------------    Director
Vincent T. DeVita, Jr.


/s/ Paul B. Kopperl
--------------------------------------    Director
Paul B. Kopperl


/s/ William R. Miller
--------------------------------------    Director
William R. Miller

/s/ David M. Kies
--------------------------------------    Director
David M. Kies


/s/ Richard Barth
--------------------------------------    Director
Richard Barth


/s/ John Mendelsohn
--------------------------------------    Director
John Mendelsohn

                                 EXHIBIT INDEX




       Exhibit
       Number         Description
       -------        -----------

         4.1          Certificate of Incorporation, as amended through December
                      31, 1998.*
         4.2 Amendment dated June 4, 1999 to the Company's Certificate of Incorporation, as amended.*
         4.3 Amendment dated June 12, 2000 to the Company's Certificate of Incorporation, as amended.*
         4.4          Amended and Restated Bylaws of the Company.*
         5.1          Opinion of Catherine M. Vaczy, Esq.
        23.1          Consent of  KPMG LLP.
        23.2          Consent of Catherine M. Vaczy, Esq. (Included in Exhibit
                      5.1).
        24.1 Power of Attorney (Included on signature pages to this Registration Statement).
        99.1 ImClone Systems Incorporated 1998 Non-Qualified Stock Option Plan, As Amended.*

                      ------------------------------
                      *Incorporated herein by reference